UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2024

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 1, 2024, New Fortress Energy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC as representative of the several underwriters listed in Schedule A thereto (the “Underwriters”), providing for the issuance and sale by the Company of 46,349,942 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), at a purchase price to the public of $8.63 per share, less underwriting discounts and commissions, in a registered public offering (the “Offering”).Wesley R. Edens, chairman of the Company’s board of directors, the Chief Executive Officer and shareholder of the Company, has agreed to purchase 5,793,742 shares in the Offering at the public offering price per share and on the same terms as the other purchasers in the Offering. The Offering closed on October 2, 2024. The net proceeds to the Company, after deducting Underwriters’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $387.25 million.

The Common Stock was offered and sold pursuant to a final prospectus supplement, dated October 1, 2024 and a base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File Number 333-277611), dated March 1, 2024.

The Underwriting Agreement includes representations, warranties and covenants by the Company customary for agreements of this nature. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Common Stock and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the opinion of Skadden, Arps, Slate, Meagher and Flom LLP with respect to the validity of the Common Stock is attached hereto as Exhibit 5.1.

Registration Rights Agreement

In connection with the Exchange (as defined below), the Company entered into a Registration Rights Agreement, dated as of October 1, 2024 (the “Registration Rights Agreement”), with Ceiba Energy US LP (“Ceiba Energy”) requiring the Company to register the resale of the shares of Common Stock, underlying the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share and liquidation preference of $1,000.00 per share (the “Series B Convertible Preferred Stock”), issued to Ceiba Energy in the Exchange. The Company is required to prepare and file a registration statement or an amendment or supplement to an existing registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but no later than the third business day following the closing of the Exchange. The Company granted Ceiba Energy customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On October 1, 2024, the Company completed its previously disclosed transactions pursuant to the Exchange Agreement, dated as of September 23, 2024, by and between the Company and Ceiba Energy, pursuant to which the Company issued to Ceiba Energy 96,746 shares of its Series B Convertible Preferred Stock in exchange for Ceiba Energy’s 96,746 shares of the Company’s 4.8% Series A Convertible Preferred Stock, par value $0.01 per share and liquidation preference of $1,000.00 per share (the “Exchange”).

The Company issued the Series B Convertible Preferred Stock in reliance upon the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof. The Company relied upon representations, warranties, certifications and agreements of Ceiba Energy in support of the satisfaction of the conditions contained in Section 3(a)(9) of the Securities Act.

The information about the Series B Convertible Preferred Stock set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders.

On October 1, 2024, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 96,746 shares of the Series B Convertible Preferred Stock, representing approximately $96.7 million aggregate liquidation preference, with the powers, designations, preferences and other rights as set forth therein. The Certificate of Designations became effective upon filing on October 1, 2024.

The Certificate of Designations provides that the Company will pay, when, as and if declared by the Company’s board of directors, out of funds legally available for the payment of dividends, quarterly cumulative cash dividends at an annual rate of 4.8% (the “Dividend Rate”) of the liquidation preference of $1,000 per share of Series B Convertible Preferred Stock, in arrears, on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2024. In the event the Company fails to pay the full cumulative dividends payable on a dividend payment date, the rate at which dividends accumulate will immediately increase to the Dividend Rate plus 5.0%, until such date as the Company has paid all previously accrued but unpaid dividends.

The Series B Convertible Preferred Stock ranks senior to the Common Stock, with respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Subject to certain exceptions, so long as any share of Series B Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of the Common Stock or any other class or series of stock ranking junior to the Series B Convertible Preferred Stock, and no Common Stock or any other class or series of stock ranking junior to the Series B Convertible Preferred Stock will be purchased, redeemed or otherwise acquired for consideration by the Company unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient amount of cash has been set apart for the payment of such dividends, on all outstanding shares of Series B Convertible Preferred Stock.

The Series B Convertible Preferred Stock may be redeemed by the Company, in whole but not in part, at its option upon 45 days’ written notice at any time (A) on or before March 20, 2027 at a redemption price equal to the greater of (i) $1,000.00 per share plus any accumulated and unpaid dividends thereon and (ii) the cash amount necessary per share for a holder to achieve a Return on Investment (as defined in the Certificate of Designations) as of the redemption date equal to 1.4; and (B) (x) after the 30th trading day following March 20, 2027 if the Share Price Condition (as defined in the Certificate of Designations) is not met or (y) 30 calendar days after the delivery of the required notice if the Share Price Condition is met, in each case, at a redemption price equal to $1,000.00 per share plus any accumulated and unpaid dividends thereon. At its option, the Company may also redeem the Series B Convertible Preferred Stock, in whole but not in part, upon the occurrence of a Change Event (as defined in the Certificate of Designation). The Company may redeem the Series B Convertible Preferred Stock for cash or shares of Common Stock (or any combination thereof); provided that each holder of the Series B Convertible Preferred Stock may (i) for any redemption, require the Company to redeem for shares of Common Stock and (ii) for a redemption upon a Change Event prior to March 20, 2027, require the Company to redeem for cash.

Upon the occurrence of a Change Event or a Share Event (as defined in the Certificate of Designations), each holder of the outstanding voting power of the Series B Convertible Preferred Stock may require the Company to repurchase the Series B Convertible Preferred Stock, in whole but not in part, for cash or shares of Common Stock (or any combination thereof) at a repurchase price of $1,000.00 per share plus any accumulated and unpaid dividends thereon; provided that each holder of the Series B Convertible Preferred Stock may require the Company to repurchase for shares of Common Stock.

The Series B Convertible Preferred Stock may be converted by each holder, in whole or in minimum increments of 5,000 shares, at any time into a number of shares of Common Stock per share of Series B Convertible Preferred Stock equal to the quotient of $1,000.00 per share plus any accumulated and unpaid dividends thereon and the then applicable conversion price. The initial conversion price is $9.9645 per share of Common Stock, subject to (i) a downward adjustment to be 105% of the price per share of the Common Stock that the Company agrees to issue and sell in a primary offering at any time prior to December 31, 2024 if such per share amount in the primary offering is less than $9.49 per share of Common Stock and (ii) customary anti-dilution adjustments.

The Series B Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund and will remain outstanding indefinitely unless redeemed or repurchased by the Company or converted into Common Stock.

Holders of the Series B Convertible Preferred Stock generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as a single class) on an as-converted basis, subject to limitation as needed to comply with Nasdaq listing standards for the Common Stock. Additionally, (i) any amendment, modification or repeal of any provision of the Company’s Certificate of Incorporation, Bylaws or the Certificate of Designations that adversely affects the rights, preferences or voting powers of the Series B Convertible Preferred Stock and (ii) any exchange, reclassification or cancellation of all or part of the Series B Convertible Preferred Stock require the approval of the holders constituting at least a majority of the outstanding voting power of the Series B Convertible Preferred Stock, voting as a separate class.

The foregoing description of the terms of the Series B Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Certificate of Designations set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 1, 2024, among the Company and Morgan Stanley & Co. LLC, as representative of the underwriters named therein.
3.1	Certificate of Designations of New Fortress Energy Inc., designating the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share.
4.1	Registration Rights Agreement, dated as of October 1, 2024, by and between New Fortress Energy Inc. and Ceiba Energy US LP.
5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: October 2, 2024	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer